SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	December 29, 2003

INTERPOOL, INC.

______________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11862 (Commission File Number)	13-3467669 (IRS Employer ID Number)

211 College Road East, Princeton, New Jersey	08540

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(609) 452-8900

Not Applicable

(Former name or former address, if changed since last report)

Item 5.     Other Events.

          On December 29, 2003, Interpool, Inc. published a press release providing updated information about the status of its restated financial statements for 2000 and 2001 and its financial statements for 2002 and its Annual Report on Form 10-K for the year ended December 31, 2002. A copy of the press release is filed herewith as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits.

                     99.1 Press Release dated December 29, 2003.

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signature on following page.]

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPOOL, INC. By: /s/ Martin Tuchman Name: Martin Tuchman Title: Chairman and Chief Executive Officer

Dated: December 29, 2003